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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
First Mississippi Corporation:


         We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-93584, 2-93585, 2-74337, 2-54048, 33-512,
33-9106, 33-17483, 33-24413, 33-24414, 33-26895, 33-31343, 33-33135, 33-37084,
33-39137, 33-43586, 33-43600, 33-45344, 33-56026, 33-57799 and 33-64239) of
our report dated September 24, 1996, relating to the consolidated financial statements of First Mississippi Corporation and subsidiaries as of June 30, 1996 and 1995, and for each of the years in the three-year period ended June 30, 1996, which report appears in the June 30, 1996, annual report on Form 10-K of First Mississippi Corporation. Our report on the consolidated financial statements refers to a change in the method of accounting for income taxes.



Jackson, Mississippi

September 24, 1996

                                        KPMG Peat Marwick LLP